Exhibit 99.1
TOTALCAT GROUP, INC.
CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2006
AND
INDEPENDENT AUDITORS’ REPORT

TOTALCAT GROUP, INC.

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
TotalCat Group, Inc.
We have audited the accompanying consolidated balance sheet of TotalCat Group, Inc. and Subsidiary and affiliate as of December 31, 2006, and the related consolidated statements of income, changes in equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TotalCat Group, Inc. and Subsidiary and affiliate as of December 31, 2006 and the results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
FRIEDMAN LLP
May 3, 2007

TOTALCAT GROUP, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

ASSETS

Current Assets
Cash and cash equivalents	$1,818,421
Accounts receivable	2,171,430
Inventory	1,725,683
Prepaid expenses	744,096
Deferred tax asset	490,000

Total current assets	6,949,630

Property and equipment — at cost, net	642,035

Other assets	11,000

$7,602,665

LIABILITIES AND DEFICIT

Current liabilities
Current portion of notes payable, related parties	$937,052
Notes payable, bank	3,000,000
Accounts payable and accrued expenses	1,580,715
Customer deposits	500,000

Total current liabilities	6,017,767

Notes payable, related parties	1,850,000

Commitments

Minority interest in subsidiary	(22,290)

Deficit	(242,812)

$7,602,665

See notes to financial statements.

TOTALCAT GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2006

Net sales	$26,268,148

Cost of sales	21,538,070

Gross profit	4,730,078

Operating expenses
General and administrative	1,921,076
Selling expenses	173,523

2,094,599

Income from operations	2,635,479

Other expenses
Interest expense	(223,617)
Depreciation and amortization	(65,280)
Other expense	(1,462,672)

(1,751,569)

Income before income tax benefit and minority interest in subsidiary	883,910

Minority interest in subsidiary	22,290

906,200

Income tax benefit	490,000

Net income	$1,396,200

See notes to financial statements.

TOTALCAT GROUP, INC.
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (DEFICIT)
YEAR ENDED DECEMBER 31, 2006

			Additional		Retained
		Common	Paid-in	Members’	Earnings
	Total	Stock	Capital	Equity	(Deficit)

Balance, December 31, 2005	$442,650	$—	$—	$442,650	$—

Net income	1,396,200	—	—	2,045,411	(649,211)

Distributions	(2,088,061)	—	—	(2,088,061)	—

Exchange of membership interests	—	—	400,000	(400,000)	—
Issuance of common stock	84	84	—	—	—
Contribution of additional paid-in capital	6,315	—	6,315	—	—

Balance, December 31, 2006	$(242,812)	$84	$406,315	$—	$(649,211)

Common stock, $.001 par; authorized 100,000 shares, issued and outstanding 84,500 shares
See notes to financial statements.

TOTALCAT GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2006

Cash flows from operating activities
Net income	$1,396,200
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	65,280
Deferred tax asset	(490,000)
Changes in assets and liabilities
Accounts receivable	(908,794)
Inventory	(770,662)
Prepaid expenses	(717,688)
Other assets	(5,960)
Accounts payable and accrued expenses	1,128,500
Customer deposits	5,000

Net cash used in operating activities	(298,124)

Cash flows from investing activities
Acquisition of property and equipment	(633,596)
Minority interest in subsidiary	(22,290)

Net cash used in investing activities	(655,886)

Cash flows from financing activities
Proceeds of notes, related parties	1,050,000
Repayment of notes, related parties	(1,087,052)
Proceeds of line of credit	3,000,000
Members’ distributions	(213,957)
Proceeds of issuance of common stock	84
Proceeds of additional paid in capital	6,315

Net cash provided by financing activities	2,755,390

Net increase in cash and cash equivalents	1,801,380

Cash and cash equivalents, beginning of year	17,041

Cash and cash equivalents, end of year	$1,818,421

Supplemental cash flow disclosures
Interest paid	$136,418
     Noncash financing transactions:
     Notes payable, related parties increased by $1,874,104 as a result of a corresponding increase in members’ distributions for the year ended December 31, 2006.
See notes to financial statements.

TOTALCAT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

TotalCat Group, Inc. (the “Company”) recycles scrap catalytic devices and manufactures new catalytic devices for certain specialty emissions control markets. These activities are conducted by three operating divisions: HyperCat Advanced Catalyst Products (“Hypercat”), Federal AutoCat Recycling (Autocat), Recycalytics, and a subsidiary Advanced Nano-Catalyst Materials LLC, (“JV”). The Company headquarters is located in Newark, New Jersey.

The Hypercat division and JV subsidiary manufacture innovative products for emerging segments of the catalytic device market. Hypercat serves as the manager of the JV and in this capacity has constructed, set up and supervises the JV manufacturing facility. Through the JV, Hypercat has exclusive rights to proprietary technology to manufacture highly effective, cost efficient emission controls catalysts.

The Autocat division recovers the Platinum Group Metals (PGMs) from scrap ceramic substrate automobile catalytic converters. Recycalytics recovers the PGMs from scrap metal substrate automotive and other industrial and stationery catalytic devices. PGMs include precious metals, Platinum, Palladium and Rodium.

The contents of the recycled ceramic and metal substrate catalytic converters are coated with recoverable PGMs, which the Company batches in lots to be shipped to third party smelters for PGM recovery.

Basis of Presentation

The consolidated financial statements include the accounts of TotalCat Group, Inc., its wholly owned subsidiaries Federal Autocat Recycling LLC, Hypercat Coating LLC and a 49% controlling ownership interest in Advanced Nano-Catalyst Materials, LLC, a joint venture. All inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include money market accounts.

Concentration of Credit Risk for Cash

The Company’s cash balances are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000.

TOTALCAT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

The Company carries its accounts receivable at cost. Based upon the Company’s historical collection experience all of the accounts receivable are fully collectible.

Inventories

Inventories, which consist of materials and PGMs recoverable from scrap, are stated at the lower of cost (specific identification) or market.

Revenue Recognition

The Company buys used catalytic converters (CC) from scrap dealers. These converters are accumulated in a warehouse in Newark, New Jersey. The CC’s are decanned and sorted between ceramic and metal. When sufficient quantities of decanned CC’s are accumulated, the Company makes an estimate of the amount of PGMs that can be recovered from the CC’s. The Company has sales orders and ships the CC’s FOB to the customer (smelter) for a contractual quantity and price. Upon delivery of the CC’s to the customer, the Company recognizes revenue.

It takes approximately 4 weeks for the smelter to recover the PGMs from ceramic substrate and 3 months for recovery from metal substrate. At the end of the process, the actual PGMs recovered will be over or under (known as tails) the contractual quantity.

Any gain or loss to be recognized in connection with the tails will be recorded in the current period, when the amount of the tail is determinable.

The Company’s contract with the customer has a provision that the customer will advance funds against sales orders prior to delivery. The Company recognizes these advances as customer deposits upon receipt. Customer deposits are reclassified as a reduction of accounts receivable at the end of the revenue recognition cycle.

Depreciation and Amortization

Depreciation on property and equipment is computed using the straight-line method over estimated useful asset lives, which range from 5 to 10 years. Leasehold improvements are amortized using the straight-line method over estimated useful lives or the term of the lease, whichever is shorter.

Shipping and Handling

Shipping and handling costs of approximately $131,000 for the year ended December 31, 2006 are included as processing expenses in cost of sales on the statement of income.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $60,000 for the year ended December 31, 2006.

TOTALCAT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred tax assets and liabilities are calculated for certain transactions and events because of differing methods under generally accepted accounting principles and tax laws. The results of these differences, known as temporary differences, result in the recognition and measurement of deferred taxes in the accompanying balance sheet.

2 - PROPERTY AND EQUIPMENT

Furniture and fixtures	$60,556
Machinery and equipment	451,344
Transportation equipment	12,415
Leasehold improvements	202,345

726,660
Less: Accumulated depreciation and amortization	(84,625)

$642,035

3 - OPERATING LEASES

The Company leases warehouse space for its PGM recovery and administrative offices. The lease expires in February 2009 with an option to renew for an additional five year term through February 2014. In addition, the Company is required to pay its pro-rata share of utilities and real estate taxes. Rent expense, including real estate taxes, for the year ended December 31, 2006 aggregated approximately $103,000.

The Company leased facilities located in Pennsylvania for Hypercat’s manufacturing activities on July 1, 2006. The initial lease term commenced July 15, 2006 and expires August 11, 2011. The lease includes two renewal options to extend the lease term for two additional three year terms. In addition, the Company is required to pay its proportionate share of real estate taxes, utilities, insurance costs, common area maintenance and special, betterment and public utility assessments. Rent expense for the year ended December 31, 2006 totaled approximately $36,000.

The Company leases various equipment under operating leases that expire in February through May 2009. Equipment lease expense for the year ended December 31, 2006 totaled approximately $9,000.

TOTALCAT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3 - OPERATING LEASES (Continued)

Total future minimum lease payments, exclusive of utilities and real estate taxes, are approximately as follows:

Year Ending December 31,	Total	Warehouse	Factory	Equipment

2007	$132,847	$60,000	$59,985	$12,862
2008	134,642	60,000	61,780	12,862
2009	77,739	10,000	63,612	4,127
2010	65,529	—	65,529	—
2011	36,069	—	36,069	—

	$446,826	$130,000	$286,975	$29,851

4 - INVENTORIES

Inventories consist of the following:

Substrate	$1,528,240
Raw materials	197,443

$1,725,683

5 - LINE OF CREDIT

The Company has a line of credit with North Fork Bank totaling $3,000,000 with interest payable monthly at the Bank’s prime rate. The line of credit is collateralized by a security interest in all business assets and is personally guaranteed by the Chairman of the Board and secured by a $2 million first mortgage lien on the chairman’s personal residence. The line of credit matures December 31, 2007.

6 - INCOME TAXES

The benefit for income taxes consists of the following at December 31, 2006.

Deferred
Federal	$387,400
State	102,600

$490,000

At December 31, 2006 the Company had net operating loss carry-forwards for tax purposes totaling approximately $1,139,000 for Federal and State income taxes expiring through 2026 and 2013, respectively. A deferred tax benefit has been recorded to give effect to the losses. The deferred tax asset totaled $490,000 at December 31, 2006. The deferred tax asset is classified as current.

TOTALCAT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7 - RELATED PARTY TRANSACTIONS

Notes payable, related parties consists of the following:

Skyfarm, a related entity owned 100% by a shareholder of the Company has extended a $1,500,000 line of credit. The note is dated January 1, 2005 with interest on advances payable at 8%. The accrued interest and unpaid principal is due January 1, 2008. The note is secured by all business assets. This note is subordinated to the North Fork Bank line of credit.	$1,500,000

Note payable, Marilyn Kotchek, a shareholder of the Company. The note is dated January 1, 2005, with interest payable at 6%. The accrued interest and principal is due January 1, 2008. The note is secured by all business assets.	150,000

Note payable, Graifman Children’s Trust. The note is dated May 8, 2006, with interest payable at 6%. The note is unsecured and has no stated maturity.	200,000

Note payable, members. The note is dated June 30, 2006 with interest payable at 6%. The note and any unpaid accrued interest was repaid January 2, 2007. The note is unsecured.	937,052

2,787,052
Less: current portion	937,052

$1,850,000

Interest expense on these notes totaled $185,000 for the year ended December 31, 2006.

The Company also incurred a management fee to a related party that totaled $16,500 for the year ended December 31, 2006.

8 - MAJOR CUSTOMER

Sales to two customers totaled approximately 86% and 11% of net sales, respectively or $22,700,000 for the year ended December 31, 2006. Amounts due from these customers included in accounts receivable totaled $1,310,000 at December 31, 2006.

In this industry, there are financial markets to purchase all available production.

9 - SALES COMMITMENTS

The Company has sales commitments to deliver recoverable PGMs in January 2007 for a total price of approximately $1,600,000.

TOTALCAT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
10 - RESTRUCTURING

On July 1, 2006, the Company was reorganized. Each of the members of Federal Autocat Recycling, LLC (“FAR”) contributed their membership interests in FAR to TotalCat Group, Inc., a Delaware corporation, in exchange for the issuance of 78,100 common shares. Additionally, FAR assigned its 100% interest in Hypercat Coating LLC (“Hypercat”) to TotalCat Group, Inc. As a result TotalCat Group, Inc. became the sole member of both Federal Autocat Recycling, LLC and Hypercat Coating LLC on July 1, 2006. A total of 84,500 shares have been issued to date, including 6,400 shares sold subsequent to the reorganization.

On July 2, 2006, the Board of Directors and the shareholders of TotalCat Group, Inc. adopted the “TotalCat Employee and Consultant Equity Incentive Plan” (the “Plan”). Under the Plan, 15,500 shares of the Company’s common stock has been reserved to provide incentives to participants in the Plan. To date, 650 options have been issued to participants. The options are 37% vested as of December 31, 2006. The financial statements do not reflect a charge to compensation in connection with the options issued as the amount is not significant.

TotalCat Group, Inc., through its Hypercat subsidiary has entered into a joint venture arrangement, effective August 1, 2006, with Nanostellar, Inc. for the manufacture, sale and purchase of certain “Nanostellar Catalyst Materials” (“NCMs”).

The Company incurred approximately $1,465,000 in fees included as expense in connection with a public offering of the company’s stock in the United Kingdom; which was not consummated.

11 - SUBSEQUENT EVENT

On April 17, 2007, the shareholders of the Company signed a non-binding letter of intent to sell a majority share in the Company to a third party subject to due diligence and legal agreements.